                                                                     EXHIBIT 2.5

                                VOTING AGREEMENT
                                ----------------

     THIS VOTING AGREEMENT (this "Agreement"), dated as of August 4, 1997, is entered into by and between Discovery Laboratories, Inc., a Delaware corporation ("Discovery") and Titan Pharmaceuticals Inc. as a stockholder of Ansan Pharmaceuticals, Inc., a Delaware corporation ("Ansan"), acting in its capacity as a stockholder of Ansan and not in any other capacity ("Stockholder").

                                    RECITALS:
                                    --------

     WHEREAS, immediately prior to the execution of this Agreement, Ansan and Discovery, have entered into an Agreement and Plan of Reorganization and Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Discovery with and into Ansan (the "Merger"); and

     WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of the number of Existing Shares (as defined hereinafter) of Common Stock of Ansan (the "Ansan Stock") set forth on the signature page hereto; and

     WHEREAS, as inducement and a condition to entering into the Merger Agreement, Ansan has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

     (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person constitutes a "group" within the meaning of
Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

     (b) "Existing Shares" means shares of Ansan Stock Beneficially Owned by Stockholder as of the date hereof.

     (c) "Securities" means the Existing Shares together with any shares of Ansan Stock or other securities of Ansan acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

     Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Discovery as follows:

       (a) Ownership of Shares.  On the date hereof, Stockholder (or the
           -------------------
"group" of which the Stockholder is a member within the meaning of Section 13(d) of the Exchange Act) is the sole record and Beneficial Owner of the Existing Shares consisting of the number of shares of Ansan Stock set forth on the signature page hereto. On the date hereof, the Existing Shares constitute all of the shares of Ansan Stock owned of record or Beneficially Owned by Stockholder. Other than as set forth below, there are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Ansan Stock. Except as provided in Section 2(f), Stockholder (or the "group" of which the Stockholders is a member within the meaning of Section 13(d) of the Exchange Act) has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5 and 6 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement.  Stockholder has the legal capacity, power
         ------------------------
and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) No Conflicts.  Except for filings under the Exchange Act, no filing
         ------------
on the part of the Stockholder with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with nor result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

     (d) No Encumbrance.  Except as permitted by this Agreement or as set
         --------------
forth in a schedule hereto, the Existing Shares are now and, at all times during the term hereof will be, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

     (e) No Finder's Fees.  No broker, investment banker, financial advisor or
         ----------------
other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder as a stockholder.

     (f) Escrow Arrangements.  The parties acknowledge that certain or all of
         -------------------
the Existing Shares are subject to, and the representations and warranties of the Stockholder contained in this Section 2 are subject to the provisions of, that certain escrow agreement dated as of May, 1995 by and among Continental Stock Transfer & Trust Company, Ansan and certain stockholders of Ansan.

     Section 3. REPRESENTATIONS AND WARRANTIES OF DISCOVERY.

     Discovery hereby represents and warrants to Stockholder as follows:

       (a) Power; Binding Agreement.  Discovery has the corporate power and
           ------------------------
authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Discovery and constitutes a valid and binding agreement of Discovery, enforceable against Discovery in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) No Conflicts.  Except for filings under the Exchange Act and state
         ------------
"blue sky" authorities, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Discovery and the consummation by Discovery of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by Discovery, the consummation by Discovery of the transactions contemplated hereby or compliance by Discovery with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Discovery or, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Discovery is a party or by which Discovery or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Discovery or any of its properties or assets.

     Section 4. DISCLOSURE. Stockholder hereby agrees to reasonably cooperate with Discovery to publish and disclose in the Registration Statement and the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) Stockholder's identity and ownership of Ansan Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, it being understood that Stockholder has the right to consent to such disclosure, and such consent shall not be unreasonably withheld.

     Section 5. VOTING OF ANSAN STOCK.

     Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Ansan Stock, however called, or in connection with any written consent of the holders of Ansan Stock,

Stockholder will appear at the meeting or otherwise cause the Securities beneficially owned of record by Stockholder with voting rights to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities with voting rights in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof.

     Section 6. PROXY.

     (a) Stockholder hereby irrevocably grants to, and appoints, Steve Kanzer and Evan Myrianthoupoulos or either of them in their respective capacities as officers or directors of Discovery and any individual who shall hereafter succeed to any such office of Discovery and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the Merger, as specified in Section 5 hereof, provided, however, that such proxyholders shall not have authority to call any meeting of stockholders of Ansan and shall not have authority to take any action as a stockholder of Ansan except to vote the Securities in accordance with Sections 5 and 6 of this Agreement.

     (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

     (c) Stockholder hereby affirms that the irrevocable proxy set forth in this
Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     Section 7. DISTRIBUTIONS. In the event of a stock dividend or distribution, or any change in Ansan Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the terms "Existing Shares" and "Securities" will be deemed to refer to and include the shares of Ansan Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

     Section 8. TERMINATION. This Agreement shall terminate on the earlier to occur of: (a) the termination of the Merger Agreement; (b) the agreement of the parties hereto to terminate this Agreement; or (c) the consummation of the Merger.

     Section 9. MISCELLANEOUS.

     (a) Entire Agreement.  This Agreement (including the documents and
         ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (b) Successors and Assigns.  This Agreement shall not be assigned by
         ----------------------
operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

     (c) Amendment and Modification.  This Agreement may not be amended,
         --------------------------
altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Notices.  All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Discovery, to:
                        Discovery Laboratories, Inc.
                        509 Madison Avenue, Suite 1406
                        New York, New York 10022
                        Attention: Evan Myrianthoupoulos
                        Facsimile: (212) 688 7978
                        Confirmation Number: (212) 223 9504
with a copy to:

                        Roberts, Sheridan & Kotel,
                        A Professional Corporation
                        Tower Forty-Nine
                        12 East 49th Street, 30th Floor
                        New York, New York  10017

                        Attention: Kenneth G. Albertstadt, Esq.

If to Stockholder, to the address set forth on the signature page hereto.

       (e) Severability.  Any term or provision of this Agreement which is
           ------------
held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     (f) Specific Performance.  Each of the parties hereto recognizes and
         --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money or damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (g) No Waiver.  The failure of any party hereto to exercise any right,
         ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) No Third Party Beneficiaries.  This Agreement is not intended to confer
         ----------------------------
upon any person other than the parties hereto any rights or remedies hereunder.

     (i) Governing Law.  This Agreement will be governed and construed in
         -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     (j) Descriptive Heading.  The descriptive headings used herein are for
         -------------------
reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     (k) Expenses.  All costs and expenses incurred in connection with this
         --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (l) Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Discovery and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

                                DISCOVERY LABORATORIES, INC.


                                By: ____________________________
                                    Name: ______________________
                                    Title: _____________________

                                TITAN PHARMACEUTICALS INC.

                                By: ____________________________
                                    Name: ______________________
                                    Title: _____________________

NUMBER OF EXISTING SHARES
BENEFICIALLY OWNED BY
STOCKHOLDER:  ____________

ADDRESS OF STOCKHOLDER: ______________________
                        ______________________
                        ______________________


With a Copy to the Following for Purposes

of Notices under Section 9(d): ______________________

                               ______________________